Exhibit 99.1

 New Preclinical Data Supports Role of Talabostat in Enhancing Immune Functions
  and Promoting The Body's Natural Ability to Fight Cancer; Point Therapeutics,
   Inc. Presents at the American Association of Cancer Research Annual Meeting

     BOSTON--(BUSINESS WIRE)--April 4, 2006--Point Therapeutics, Inc. (NASDAQ:
POTP) presented today new preclinical data in mice indicating that talabostat's effect on the innate immune system correlated with tumor suppression and rejection. These data were presented at the American Association of Cancer Research Annual Meeting (AACR) in Washington D.C. and showed a significant increase in the infiltration of tumor-fighting neutrophils, which are part of the innate immune system. At day 60, the neutrophil-infiltrated tumors in the mice studied were significantly reduced by 79% (where P is less than 0.00005) in size.
     Talabostat is a new form of targeted cancer therapy that in preclinical models appears to employ a dual mechanism of action through the inhibition of select dipeptidyl peptidases (DPPs), which are enzymes that digest proteins found naturally in the body, some of which can regulate tumor growth and immune responses. By inhibiting these select DPPs, talabostat causes an increase in IL-1 beta which in turn stimulates the production of a variety of cytokines and chemokines that promote the anti-tumor activity of neutrophils, macrophages and T lymphocytes.
     "These preclinical results add to the growing body of peer-reviewed data demonstrating that talabostat can enhance the innate and adaptive immune systems and improve their ability to fight tumor growth," said Dr. Barry Jones, Senior Vice President of Research at Point Therapeutics.
     Talabostat also inhibits fibroblast activation protein (FAP), a DPP located in the tumor stroma, which is the connective tissue supporting tumor growth. Preclinical studies have also indicated that talabostat's inhibition of FAP can enhance anti-tumor activity. These new data demonstrating talabostat's inhibition of FAP in mouse tumors were presented today at AACR by researchers at Fox Chase Cancer Center.
     "We are excited by the data presented at AACR by both Point and Fox Chase. It supports our belief that talabostat is a unique compound that can directly suppress tumor growth through the inhibition of FAP while also causing anti-tumor activity by enhancing the immune system. We are pleased about the positive preclinical and clinical results we continue to obtain with talabostat, as we further study the compound as a novel anti-cancer agent in lung cancer, metastatic melanoma, chronic lymphocytic leukemia and pancreatic cancer," said Don Kiepert, CEO of Point Therapeutics.
     Talabostat is currently in Phase 3 trials to evaluate its efficacy to treat non-small cell lung cancer. It is also being evaluated in Phase 2 studies to treat chronic lymphocytic leukemia, pancreatic cancer and metastatic melanoma.

     About Point Therapeutics, Inc.:

     Point is a Boston-based biopharmaceutical company developing a portfolio of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Point is currently studying its lead product candidate, talabostat, in two Phase 3 trials in non-small cell lung cancer. Point is also studying talabostat in several Phase 2 trials, including as a single-agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer. In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

     Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements with respect to the company's clinical development programs and the timing of initiation and completion of its clinical trials. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including the risk factors described in Point's quarterly report on Form 10-K for the year ended December 31, 2005 and from time to time in Point's periodic and other reports filed with the Securities and Exchange Commission.


     CONTACT: Point Therapeutics, Inc.
              Sarah Cavanaugh, 617-933-7508